UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010

CARPENTER TECHNOLOGY CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	1-5828	23-0458500
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. Box 14662, Reading, Pennsylvania, 19612

(Address of Principal Executive Offices, including Zip Code)

(610) 208-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 7, 2010, the Company announced the appointment of William Wulfsohn, a member of the Board of Directors of Carpenter Technology Corporation (the “Company”) since April 2009, to the office of President and Chief Executive Officer of the Company effective July 1, 2010. Mr. Wulfsohn previously served as senior vice president, industrial coatings, of PPG Industries, responsible for automotive original-equipment, industrial and packaging coatings as well as Asia/Pacific and Europe. A press release announcing Mr. Wulfsohn’s appointment as the Company’s President and Chief Executive Officer is attached as Exhibit 99.1 to this Form 8-K.

In connection with his appointment as President and Chief Executive Officer, the Company and Mr. Wulfsohn entered into a letter agreement concerning compensation and other terms of employment, a copy of which is attached as Exhibit 10.1 to this Form 8-K (the “Agreement”). Mr. Wulfsohn will continue to be nominated to serve on the Board during his term as President and Chief Executive Officer subject to re-election by the Company Shareholders.

In addition to the information provided below, additional information concerning Mr. Wulfsohn’s rights and obligations under the Agreement is incorporated by reference from the Agreement.

For his service as President and Chief Executive Officer of the Company, the Company agreed to provide Mr. Wulfsohn with the following compensation, rights and benefits:

(a) annual base salary of $800,000;

(b) participation in the Executive Bonus Compensation Plan with target annual bonus of 100% base salary;

(c) participation in the Company’s deferred compensation plan and three non-qualified excess benefit plans that restore benefits that, but for Internal Revenue Code limits, would otherwise be payable under the Company’s qualified plans;

(d) a non-qualified stock option with a grant date fair value of $550,000, to be granted on or about July 30, 2010. This option will vest and become exercisable as follows: 1/3 per year on each of the first, second and third anniversaries of the grant date, subject to Mr. Wulfsohn’s continued service with the Company through the applicable vesting date;

(e) grant of a performance share award opportunity, to be earned following completion of the fiscal year ending June 30, 2011, with respect to shares of the Company’s common stock having a fair market value on the date of grant of $770,000, assuming target levels of performance. Zero to 200% of these shares will be earned based on the achievement of certain corporate performance objectives during the fiscal year ending June 30, 2011 and will vest as follows:  1/2 per year on each of June 30, 2012 and June 30, 2013, subject to Mr. Wulfsohn’s continued service with the Company through the applicable vesting date;

(f) grant of a performance share award opportunity, to be earned following completion of the fiscal year ending June 30, 2013, with respect to shares of the Company’s common stock having a fair market value on the date of grant of $880,000, assuming target levels of performance. Zero to 200% of these shares will be earned based on Mr. Wulfsohn’s continued service and the achievement of certain corporate performance objectives during the three year period ending June 30, 2013;

(g) a restricted stock unit award, to be granted on Mr. Wulfsohn’s start date, with respect to shares of the Company’s common stock having a fair market value on that date of $4,475,000. This award will vest, and the shares subject thereto will become deliverable, as follows: 27.25% will vest on the first anniversary of the employment start date, and 24.25% will vest on each of the second, third and fourth anniversaries of the employee start date, subject in each case to Mr. Wulfsohn’s continued service with the Company through the applicable vesting date;

(h) a $100,000 relocation bonus and comprehensive reimbursement or payment of relocation expenses, all subject to repayment by Mr. Wulfsohn upon termination for “cause” or resignation without “good reason” within 18 months of his start date;

(i) upon termination by the Company without “cause” or a resignation by Mr. Wulfsohn for “good reason,” monthly severance payments each equal to  1/12 of the annual base salary for 18 months, waiver of the applicable premium for COBRA continuation coverage for 18 months, outplacement services for 12 months, a pro rata annual bonus for the year of termination and 12 months (or, in the case of the restricted stock unit award described above in paragraph (g), the greater of 12 months or the number of months remaining until the second anniversary of Mr. Wulfsohn’s start date) of additional service credit for purposes of determining the vested status of time-vested equity awards, which vested status will then be determined on a ratable monthly basis;

(j) upon termination by the Company without “cause” or a resignation by Mr. Wulfsohn for “good reason” in anticipation of, or during the three (3) year period following, a Change in Control, in lieu of the severance entitlements described above: (i) three times the sum of Mr. Wulfsohn’s base salary and target annual bonus, (ii) a pro rata target annual bonus for the year of termination, (iii) waiver of the applicable premium for COBRA continuation coverage for 18 months, and (iv) outplacement services for 12 months.

In addition, the Company has agreed to purchase Mr. Wulfsohn’s existing home in the Pittsburgh area for its fair market value, as determined by two independent appraisals.

The Company has also agreed to indemnify and defend Mr. Wulfsohn against claims arising from his service as an officer or director of the Company on substantially the same basis as other executive officers and directors.

Finally, Mr. Wulfsohn has agreed that, for 18 months following any cessation of his employment, he will not directly or indirectly compete with the Company or attempt to hire Company employees.

In connection with Mr. Wulfsohn’s appointment as President and Chief Executive Officer, Gregory A. Pratt resigned his position as interim President and Chief Executive Officer of the Company, effective as of July 1, 2010, the employment commencement date of Mr. Wulfsohn.

Item 9.01.	Financial Statements and Exhibits

Exhibit

10.1	Letter Agreement, dated as of June 7, 2010, by and between Carpenter Technology Corporation and William Wulfsohn

99.1	Press release dated June 7, 2010

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2010

CARPENTER TECHNOLOGY CORPORATION (Registrant)

By:	/S/ K. DOUGLAS RALPH
Name:	K. Douglas Ralph
Title:	Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated as of June 7, 2010, by and between Carpenter Technology Corporation and William Wulfsohn

99.1	Press release dated June 7, 2010